Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-8 of Medalist Diversified REIT, Inc. and subsidiaries (the “Company”) of our report dated April 30, 2018 with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016 and of the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2017, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond Virginia

December 4, 2018

Consent of Independent Auditor

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in this Registration Statement on Form S-8 of Medalist Diversified REIT, Inc. and subsidiaries of our report dated March 23, 2018, with respect to the statement of revenues and certain operating expenses of the Hanover Square North LLC property for the year ended December, 31, 2017, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond, Virginia

December 4, 2018

Consent of Independent Auditor

Board of Directors

Medalist Diversified REIT, Inc.

Richmond, Virginia

We hereby consent to the use in the Registration Statement on Form S-8 of Medalist Diversified REIT, Inc. and subsidiaries of our report dated May 4, 2018, with respect to the statements of operations, changes in members’ equity, and cash flows of Medalist Properties 8, LLC (Greensboro) for the years ended December 31, 2016 and 2015, included in this Registration Statement, and to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Richmond, Virginia

December 4, 2018